UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware		001-13646	13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2019, the Board of Directors of LCI Industries (the “Company”), upon the recommendation of the Board’s Corporate Governance and Nominating Committee, appointed John A. Sirpilla to the Board of Directors of the Company, with a term to expire at the Company’s 2020 annual meeting of stockholders. Mr. Sirpilla has been appointed to the Board’s Corporate Governance and Nominating and Strategy and Acquisition Committees. There are no arrangements or understandings between Mr. Sirpilla and any other persons pursuant to which he was appointed a director of the Company.

As a non-employee director, Mr. Sirpilla will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2019. In connection with his appointment, on November 14, 2019, Mr. Sirpilla received a grant of 696 restricted stock units, which will vest in full on the first anniversary of the grant date. In addition, Mr. Sirpilla will execute the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 26, 2015.

Mr. Sirpilla is the managing member and a 25% owner of Syndependent, LLC dba Consolidated Sales Solutions (“Syndependent”), an entity that is the agent of record with respect to the supplemental benefits arrangement for the Company’s employees that is provided by Unum Group (“Unum”). In connection with its services as agent of record, Syndependent receives commission payments from Unum from funds initially paid by the Company to Unum. Between January 1, 2018 and November 14, 2019, the amount of the commissions paid to Syndependent totaled approximately $271,500. As a 25% owner of Syndependent, Mr. Sirpilla personally receives approximately 25% of the net income of Syndependent. The Company believes that the amounts of the commission payments to Syndependent were consistent with commission amounts in an arm’s length transaction and in comparable transactions with unrelated third parties.

Mr. Sirpilla has informed the Company that he is in the process of terminating all relationships he has with Syndependent and expects to have that completed by the end of 2019, and as a result, following that time, Mr. Sirpilla will no longer have any direct or indirect interest in Syndependent and will no longer receive, directly or indirectly, any amounts related to Syndependent’s role as agent of record with respect to the Company’s supplemental benefits arrangement.

Item 7.01 Regulation FD Disclosure.

On November 14, 2019, the Company issued a press release announcing the appointment of Mr. Sirpilla to the Board of Directors. A copy of the press release is being furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index:

99.1 Press Release dated November 14, 2019

104 Cover Page Interactive Date File (formatted as Inline XBRL and contained in Exhibit 101).

Forward Looking Statements

This filing contains certain "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which forward-looking statements involve a number of risks and uncertainties. Forward-looking statements are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include risks and uncertainties discussed more fully in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated:	November 14, 2019